Exhibit 10.02

FORM OF NOTE

12% CONVERTIBLE NOTE DUE NOVEMBER 2007

No. [_____]	______________, 2006

$[________]
FOR VALUE RECEIVED, the undersigned, Forster Drilling Corporation, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Nevada, hereby promises to pay _________________________________, or registered assigns, the principal sum of [_______________________________] DOLLARS on November 1, 2007 with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 12% per annum from the date hereof. This Note is one of a series of 12% Convertible Notes due November 1, 2007 (the “Notes”) issued pursuant to the Securities Purchase Agreement, dated as of October 31, 2006 (as from time to time amended, the “Purchase Agreement”), among the Company and the Purchasers named therein and is entitled to the benefits thereof. This Note is subject to the terms and conditions of the Purchase Agreement and in the case of a perceived conflict between this Note and the Purchase Agreement, the provision of the Purchase Agreement shall govern. Capitalized terms used herein without definition have the meanings assigned thereto in the Purchase Agreement.

The Company shall make quarterly interest payments hereunder on each the first Business Day of February, April, July and November, commencing February 1, 2007, in the amounts of the accrued but unpaid interest. The quarterly payments may be made in Common Stock at the request of the Holder.

Payments of principal and interest on this Note are to be made in lawful money of the United States of America as specified in the Purchase Agreement or at such other place as the Company shall have designated by written notice to the Holder of this Note as provided in the Purchase Agreement.

Each Holder of this Note will be deemed, by its acceptance hereof to have made the representations set forth in Article 4 of the Purchase Agreement.

Upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company and any paying agent or registrar for the Notes may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company and any paying agent or registrar for the Notes will not be affected by any notice to the contrary.

This Note is also subject to optional prepayment, in whole or from time to time in part, at any time during the term of the Note.

This Note is convertible into Common Stock of the Company at the times and on the terms specified in the Purchase Agreement.

At the option of the Holders of not less than 50% of the aggregate principal amount of the Notes then outstanding, and subject to Company’s right to cure set forth below, the entire principal balance and accrued interest owing shall become due and payable by written notice, on the occurrence at any time of any of the following events:

(a)	Default shall be made in the payment of principal of the Note when and as the same shall become due and payable, either at maturity or by acceleration or otherwise;

(b)	Default shall be made in the payment of interest on the Notes when the same becomes due and payable and the default continues of a period of 5 days;

(c)
Default shall be made in the due performance or observance of any other covenant, agreement or provision herein to be performed or observed by the Company or a material breach shall exist in any representation or warranty contained herein or in the Purchase Agreement, and notice thereof to the Company from any Holder or Holders of Notes aggregating not less than 10% of the aggregate principal amount of the Notes then outstanding; provided, however, that if any such default or material breach shall be such that it cannot be cured or corrected within such 30-day period, such period shall be extended for such additional period of time as shall be necessary to effect such cure or correction if curative or corrective action is instituted within said 30-day period and thereafter diligently pursued;

(d)
a default under any bonds, debentures, notes or other evidences of indebtedness for money borrowed of the Company or the Subsidiary or under any mortgages, indentures, instruments or other agreements under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or the Subsidiary, whether such indebtedness now exists or shall hereafter be created, which indebtedness, individually or in the aggregate, has a principal amount outstanding in excess of $1,000,000;

(e)
judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $1,000,000 shall be rendered against the Company and shall remain unsatisfied and unstayed for a period of twenty (20) days;

(f)	the Company or the Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          1.  commences a voluntary case,

2.  consents to the entry of an order for relief against it in an involuntary case,

3.  consents to the appointment of a Custodian of it or for all or substantially all of its property, or

4.  makes a general assignment for the benefit of its creditors; or

(g)	court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

1.  is for relief against the Company or the Subsidiary in an involuntary case,

2.  appoints a Custodian of the Company or the Subsidiary or for all or substantially all of the property of any of them, or

3.  orders the winding up or liquidation of the Company or the Subsidiary,

and the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors and the term “Custodian” means any receiver, agent, assignee, liquidator or other similar official under any Bankruptcy Law.

Upon notice of default as provided for herein, subject to the Company’s right to cure set forth herein, principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived.

No right or remedy herein is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission to exercise any right or remedy accruing upon any event of default shall impair any such right or remedy or constitute a waiver of any such event of default or acquiescence therein.

If this Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through bankruptcy, or other judicial proceedings, then the Company shall pay Holder all costs of collection, including reasonable attorneys’ fees and court costs, in addition to other amounts due.

If any principal, interest (including any overdue interest) or other amount due hereunder is not paid when due and within the applicable grace period provided therefor, then the Company shall pay interest at the Default Rate on the outstanding principal balance of this Note, from the due date of such payment (without regard to any applicable grace period) until the date such payment is made. In addition, if any principal, interest (including any overdue interest) or other amount due hereunder is not paid when due and within the applicable grace period provided therefor, then the Company shall pay a late charge equal to two percent (2.0%) of the amount of such payment not paid when due, which late charge shall be due and payable on the first Business Day after such payment was not paid when due. For purposes of the foregoing, “Default Rate” means fifteen percent (15.0%).

Interest on the debt evidenced by this Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt, or if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

Notwithstanding the foregoing, the Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power, but will suffer and permit the execution of every such power as though no such law had been enacted.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

  IN WITNESS WHEREOF, the undersigned has executed this Note on and as of the date first above written.

FORSTER DRILLING CORPORATION

By:
Name:
Title: